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                                                                    Exhibit 10.2


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of ________, 2001, between Star Services Group, Inc., a Florida corporation (the "Company"); and [JACK R. CASAGRANDE/PATRICK F. MARZANO/FRANK P. MARZANO] ("Consultant").

                                    RECITALS

         A. Consultant is an officer, director and/or employee of the Company. The Company and its subsidiaries operate solid waste collection, transfer, disposal and recycling services businesses (the "Businesses") in Florida.

         B. The Company, Allied Waste North America, Inc. ("Parent"), and Sage Acquisition Corporation ("Purchaser") are parties to that certain Agreement and Plan of Merger ("Merger Agreement") dated May 25, 2001, whereby Purchaser shall merge with and into the Company and the Company shall be the surviving entity of such merger.

         C. To induce Parent and Purchaser to consummate the transactions contemplated by the Merger Agreement, and in exchange for the consideration set forth in Section 3 of this Agreement, Consultant has agreed to provide consulting services to the Company following the merger, on the terms and conditions set forth in this Agreement.

         D. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

         ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS

         1. ENGAGEMENT AND SCOPE. The Company engages Consultant to perform independent consulting services, and Consultant accepts such engagement, upon the terms and conditions set forth in this Agreement. Consultant shall consult, advise, assist and perform such duties, assume such responsibilities and devote such time, attention and energy as the Company and Consultant may agree upon with respect to the integration of the Businesses with the business of certain affiliates of Parent and assisting with market development activities on behalf of the Company. Consultant also shall perform such additional services in connection with this engagement as the Company and Consultant may agree upon. Notwithstanding the foregoing, Consultant shall not be required to prepare written reports and shall only be required to devote such time as he reasonably deems necessary to perform the services hereunder.

         2. TERM OF AGREEMENT. The term of this Agreement shall be for the period commencing on the date of this agreement and expiring 7 years thereafter (the "Term").

         3. COMPENSATION. For all services rendered under this Agreement, the Company shall pay Consultant, or a person or entity designated by Consultant, the sum of $________ (the "Base Fee"), which sum shall be payable in 7 equal annual installments of $________, with the



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first such installment due within 10 days after the execution of this Agreement, and subsequent annual installments due on the annual anniversary of the date of this Agreement for the 6 years thereafter. Notwithstanding anything herein to the contrary, the Company shall not be obligated to make any payment to Consultant during such time as Consultant is in default or breach of this Agreement. Further, Consultant's right to receive such sums shall be subject to the Delrock Agreement and Section 11.12 of the Merger Agreement.

                  Consultant acknowledges and agrees that the Company will make no federal, state, or local tax or unemployment insurance or social security withholdings from payments of the Base Fee. Consultant shall report and pay any contributions for taxes, unemployment insurance, social security and other benefits for himself (collectively, "Taxes"). Consultant shall indemnify, defend and hold the Company and its directors, officers, divisions, subdivisions, affiliates, subsidiaries, parents, shareholders, agents, employees, successors and assigns (collectively, the "the Indemnified Parties") harmless from and against any and all liabilities, obligations, claims, penalties, fines or losses, including attorneys' fees and costs (collectively, "Losses"), resulting from or in any way related to Consultant's failure to pay any Taxes. Consultant further acknowledges and agrees that he is not entitled to or eligible to participate in any of the Company's life, disability, health and dental insurance programs, 401(k) plan, vacation benefits, pension program, or any other benefits available to employees of the Company.

         4. TERMINATION. Either party may terminate this Agreement upon a material default hereof by the other party in the performance of any obligation to be performed by it under this Agreement upon not less than 30 days' advance notice given by the non-defaulting party, with such notice giving a reasonably sufficient description of the default, and failure of the defaulting party to cure the default within such 30-day period.

         5. CONSULTANT STATEMENTS, ACTIONS. Consultant shall not make any statement or take any action that would have a Material Adverse Effect on the reputation and goodwill of any of the Indemnified Parties.

         6. UNAUTHORIZED ACTS. Consultant shall not make any disbursement or other payment of any kind of character out of the compensation paid to Consultant hereunder or otherwise, or take or authorize the taking of any other action, which contravenes any statute, rule, regulation, ordinance or order of any jurisdiction. Consultant shall indemnify, defend and hold the Indemnified Parties harmless from and against any and all Losses resulting from or in any way related to any unauthorized or unlawful acts of Consultant, whether willful or not.

         7. CONFIDENTIALITY OF INFORMATION.

                  (a) Consultant agrees to keep all Confidential Information (as defined below) of the Indemnified Parties in strict confidence and agrees not to disclose any Confidential Information to any other person, firm, association, partnership, corporation or other entity for any reason except as such disclosure may be required in connection with Consultant's services hereunder. Consultant agrees that the Confidential Information is the exclusive property of the Indemnified Parties and that Consultant shall not to use any Confidential Information for any purpose except on behalf of the Indemnified Parties.





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                  (b) For purposes of this Agreement, "Confidential Information"
shall include trade secrets, company data and/or proprietary information, any information, process or idea that is not generally known in the industry, that the Indemnified Parties consider confidential, and/or that gives the Indemnified Parties a competitive advantage. Confidential Information includes all information relating to customer lists and records, product design, joint ventures with other companies, information regarding suppliers, costs, marketing plans, business forecasts, and sales and customer records. Consultant understands that the above list is intended to be illustrative and that other Confidential Information may currently exist or arise in the future. If Consultant is unsure whether information or material is Confidential
Information, Consultant shall treat that information or material as confidential unless the Company, in writing, informs Consultant to the contrary.
"Confidential Information" shall not include any information which: (i) is or becomes publicly available through no act or failure of Consultant; (ii) was or is rightfully learned by Consultant from a source other than the Indemnified Parties before being received from the Indemnified Parties; (iii) becomes independently available to Consultant as matter of right from a third party; or
(iv) is legally required to be disclosed, provided that Consultant shall use reasonable good faith efforts and legal means to avoid disclosure to the extent possible. If only a portion of the Confidential Information is or becomes publicly available, then only that portion shall not be Confidential Information hereunder.

                  (c) Consultant further agrees that upon termination this Agreement, for whatever reason, Consultant will surrender to the Company all Confidential Information and all of the property, client lists, notes, manuals, reports, documents and other things in Consultant's possession, including copies or computerized records thereof, which relate directly or indirectly to Confidential Information.

         8. ASSIGNMENT; BINDING EFFECT; AMENDMENT. This Agreement and the rights of the parties under it may not be assigned (except by operation of law, except that they may be assigned by the Company to an affiliate of the Company or to any successor of the Company to the Businesses without the consent of Executive, and except that Executive may assign his rights, but not his obligations, under this Agreement to an entity of which he owns a majority of the voting interests without the consent of the Company) and shall be binding upon and shall inure to the benefit of the parties. In addition, this Agreement shall inure to the benefit of: (a) the Affiliates of the Company; and (b) Consultant's estate in the event of Consultant's death, in which case the Company shall continue to make payments under this Agreement to Consultant's estate as and when they would have been made to Consultant. This Agreement constitutes a valid and binding agreement of the parties enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by each party.

         9. ENTIRE AGREEMENT. This Agreement is the final, complete and exclusive statement of the agreement between the parties with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of, any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind.




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         10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         11. NOTICES. All notices or other communications required or permitted under this Agreement shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier, or by delivering the same in person to such party, addressed as follows:

                  (a)      If to Consultant, addressed to Consultant at:

                           6800 Gleneagle Drive
                           Miami Lakes, Florida 33014

                           with a copy to:

                           Atlas Pearlman, P.A.
                           Suite 1700
                           350 East Las Olas Boulevard
                           Fort Lauderdale, Florida 33301
                           Attn:  Joel D. Mayersohn

                           and a copy to:

                           Weiss & Federici LLP
                           30 Main Street
                           Port Washington, New York 11050
                           Attn:  Samuel G. Weiss

                  (b)      If to the Company, addressed to it at:

                           c/o Allied Waste Industries, Inc.
                           15880 N. Greenway-Hayden Loop, Suite 100
                           Scottsdale, AZ 85260
                           Attn: Michael G. Hannon, Vice President - Mergers and Acquisitions

                           with a copy to:

                           Allied Waste Industries, Inc.
                           15880 N. Greenway-Hayden Loop, Suite 100
                           Scottsdale, AZ 85260
                           Attn: Steven M. Helm, Vice President and General Counsel

                           and a copy to:

                           Fennemore Craig, P.C.
                           3003 North Central Avenue
                           Suite 2600
                           Phoenix, AZ 85012
                           Attn:  W. T. Eggleston, Jr.





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         Notice shall be deemed given and effective the day personally delivered, the day sent by overnight courier, subject to signature verification, and the day sent by deposit in the U.S. mail of a writing addressed and sent as provided above. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         13. NO WAIVER. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later. No waiver of any single breach or default shall be deemed a waiver of any other breach or default occurring before or after that waiver.

         14. CONSTRUCTION. The headings in this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any of its provisions. The parties have participated jointly in the negotiation and drafting of this Agreement. If a question of interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The word "include" or "including" means include or including, without limitation.

         15. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         16. ATTORNEYS' FEES. If any legal action or any other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         17. REMEDIES. In the event of breach of any of the terms of this Agreement by either party hereto, the non-breaching party will be entitled, where appropriate, to apply for and obtain injunctive relief in any court of competent jurisdiction without limitation as to any other or future remedies that may be available.



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         18. SURVIVAL OF OBLIGATIONS. No termination of this Agreement or of
Consultant's work hereunder, for whatever reason, shall relieve Consultant of or release Consultant from the obligations set forth in Sections 5, 6, 7 and the second paragraph of Section 3 of this Agreement, or of the remedies set forth in
Section 18 of this Agreement, which shall survive such termination.

         19. REVIEW BY COUNSEL. Consultant acknowledges and agrees that Consultant has had the opportunity to review this Agreement with legal counsel of Consultant's choosing.

         20. RELATIONSHIP OF THE PARTIES. Each party is and shall perform its obligations under this Agreement as an independent contractor and, as such, shall have and maintain complete control over all of its respective employees, agents and operations. Neither party nor anyone employed by it shall be, represent, purport to act or be deemed to be the agent, representative, employee or servant of the other party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                       CONSULTANT:



                                       [Jack R. Casagrande/Patrick F.
                                       Marzano/Frank P. Marzano]


                                       THE COMPANY:

                                       Star Services Group, Inc.


                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------


GUARANTEE:

         Allied Waste North America, Inc., a Delaware corporation ("Parent"), hereby guarantees the obligations of the Company to Consultant contained in
Section 3 of the Agreement.

                                       Allied Waste North America, Inc.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Its:
                                           -------------------------------------





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